Exhibit 99.1

OLYMPIC MEDICAL CORPORATION

FINANCIAL STATEMENTS AS OF AND FOR

THE YEAR ENDED DECEMBER 31, 2005

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Natus Medical, Inc

San Carlos, CA

We have audited the accompanying balance sheet of Olympic Medical Corporation (the “Company”), a wholly owned subsidiary of Natus Medical Incorporated, as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flow for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte and Touche LLP

San Francisco, CA

December 22, 2006

OLYMPIC MEDICAL CORPORATION

BALANCE SHEET

AS OF DECEMBER 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$1,669,861
Accounts receivable, net of allowance for doubtful accounts of $30,000	1,840,645
Inventories	2,529,466
Prepaid expenses and other current assets	255,672

Total current assets	6,295,644

Property and equipment, net	526,402

Total assets	$6,822,046

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$387,277
Accrued liabilities	1,244,827

Total current liabilities	1,632,104

Commitments and contingencies (Note 6)

Stockholders’ equity:
Common stock, $1.00 par value—50,000 shares authorized; 25,000 shares issued and outstanding	25,000
Retained earnings	5,164,942

Total stockholders’ equity	5,189,942

Total liabilities and stockholders’ equity	$6,822,046

The accompanying notes are an integral part of these financial statements.

OLYMPIC MEDICAL CORPORATION

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

Revenue	$16,916,865
Cost of revenue	8,454,435

Gross profit	8,462,430

Operating expenses:
Marketing and selling	3,525,522
Research and development	2,195,071
General and administrative	2,130,525

Total operating expenses	7,851,118

Income from operations	611,312

Other income, net	127,057

Net income	$738,369

The accompanying notes are an integral part of these financial statements.

OLYMPIC MEDICAL CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
BALANCE—January 1, 2005	25,000	$25,000	$4,576,573	$4,601,573
Net income			738,369	738,369
Stockholder distributions	—		(150,000)	(150,000)

BALANCE—December 31, 2005	25,000	$25,000	$5,164,942	$5,189,942

The accompanying notes are an integral part of these financial statements.

OLYMPIC MEDICAL CORPORATION

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

Operating activities:
Net income	$738,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	166,660
Warranty reserves	10,555
Changes in operating assets and liabilities:
Accounts receivable	(155,111)
Inventories	(283,560)
Prepaids and other current assets	14,330
Accounts payable	50,994
Accrued liabilities	252,336

Net cash provided by operating activities	794,573

Investing activities:
Acquisition of property and equipment	(154,253)

Financing activities:
Cash distributions to stockholders	(150,000)

Net increase in cash and cash equivalents	490,320

Cash and cash equivalents, beginning of period	1,179,541

Cash and cash equivalents, end of period	$1,669,861

Supplemental disclosure of cash flow information:
Cash paid for interest	$235

The accompanying notes are an integral part of these financial statements.

OLYMPIC MEDICAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

1. Organization and Significant Accounting Policies

Organization - Olympic Medical Corporation (the “Company”) was incorporated in Washington in 1965. The Company is a medical device manufacturer regulated by the U.S. Food and Drug Administration (“FDA”) that develops, manufactures, and distributes professional medical equipment and supplies primarily to hospitals. The Company’s principal product lines are pediatric devices for hospital nurseries. Other product lines include surgical, disinfecting, and respiratory devices. The Company’s products are marketed under the brand name “Olympic Medical Corp.” and are distributed by means of direct mailings and Company sales representatives stationed throughout the United States and Canada. Other international sales are made through distributors. The Company operates in one reportable segment.

All of the outstanding shares of stock of the Company are owned by two individuals, husband and wife. One of the shareholders acts as the Company’s Chief Executive Officer.

For federal and state income tax purposes the Company is an S Corporation. Accordingly, all taxes on the earnings of the Company are paid by the owner. No provision for income taxes is provided for in the Company’s financial statements.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities in the consolidated financial statements. Such estimates include allowances for potentially uncollectible accounts receivable reserve, use tax, and warranty reserve. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue, net of discounts, from sales of medical devices and supplies, including sales to distributors, when a purchase order has been received, title transfers (generally upon shipment), the selling price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Terms of sales to customers are generally F.O.B. Seattle, Washington.

Revenue from service and maintenance is recognized when the service is performed. No long-term service or maintenance contracts are initiated.

The Company provides rights of return on certain products. Customers are given the right to return products within one year. After 60 days, they are charged a restocking fee. The Company recorded a returns provision of $68,000 in 2005, based on its historical experience of sales returns under Financial Standards Accounting Board (“FASB”) Statement of Financial Standards (“ SFAS”) No. 48, Revenue Recognition When Right of Return Exists.

The Company accepts trade-ins on two of its medical devices. Trade-ins are recorded as a reduction of revenue in accordance with FASB Emerging Issues Task Force (“EITF”) No. 00-24, Revenue Recognition: Sales Arrangements That Include Specified-Price Trade-in Rights.

Cash and Cash Equivalents - The Company considers all highly liquid equity instruments purchased with an original maturity of three months or less to be cash equivalents.

Certain Significant Risks and Uncertainties - Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents consist of cash in bank accounts and investments in money market funds. To minimize its exposure to credit risk, the Company invests in highly liquid, high investment-grade financial instruments.

OLYMPIC MEDICAL CORPORATION

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2005

The Company sells its products primarily to hospitals and medical institutions. The Company generally does not require its customers to provide collateral or other security to support accounts receivable. The Company maintains allowances for estimated potential bad debt losses. No single customer or distributor accounted for more than 10% of accounts receivable as of December 31, 2005.

Fair Value of Financial Instruments - The Company’s financial instruments include cash and cash equivalents and accounts receivable. Cash and cash equivalents are reported at their respective fair values on the balance sheet dates. The recorded carrying amount of accounts receivable approximates their fair value due to their short-term maturities.

Inventories - Inventories are stated at the lower of current cost, which approximates actual cost on a first-in, first-out basis, or market. The Company may be exposed to a number of factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, technological changes in its markets, competitive pressures in products and prices, and the introduction of new product lines. The Company regularly evaluates its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable salvage value.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight line method for leasehold improvements and on the double declining balance method for other assets over estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

Research and Development Costs - Costs incurred in research and development are charged to the statement of operations as incurred. The costs to develop software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility of the software.

Foreign Currency - Gains and losses from transactions denominated in currencies other than the functional currencies of the Company are included in the statement of operations. In 2005, net foreign currency transaction gains and losses were immaterial. Foreign currency gains and losses result primarily from fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar.

Recently Issued Accounting Standards - In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges, and that fixed production overhead should be allocated to inventory based on normal capacity of production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company adopted SFAS No. 151 for the fiscal year beginning January 1, 2006. The adoption of SFAS No. 151 did not have a significant impact on the Company’s results of operations, financial position ,or cash flows.

2. Inventories

Inventories at December 31, 2005, consist of the following:

Raw materials	$1,447,045
Work in progress	570,108
Finished goods	512,313

Inventories	$2,529,466

OLYMPIC MEDICAL CORPORATION

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2005

3. Property and Equipment

Property and equipment at December 31, 2005, consist of the following:

Office furniture and equipment	$2,270,506
Vehicles	169,361
Demonstration and loaned equipment	28,610
Leasehold improvements	605,552

3,074,029

Accumulated depreciation	(2,547,627)

Property and Equipment, net	$526,402

Depreciation expense on property and equipment was $166,660 for the year ended December 31, 2005.

4. Accrued liabilities

Accrued liabilities at December 31, 2005, consist of the following:

Accrued wages, benefits and taxes	$932,103
Health care claim payable	171,370
Warranty reserve	100,044
Sales taxes payable	32,335
Other	8,975

Total accrued liabilities	$1,244,827

5. Reserve for Product Warranties

The Company provides a one-year warranty on all medical device products. The Company also sells extended service agreements on its medical device products. Service for domestic customers is provided by Company-owned service centers that perform all service, repair and calibration services. Service for international customers is provided by a combination of Company-owned facilities and third-party vendors on a contract basis.

The Company has accrued a warranty reserve, included in accrued liabilities on the accompanying balance sheet, for the expected future costs of servicing products during the initial one-year warranty period. Amounts are added to the reserve on a per-unit basis by reference to historical experience in honoring warranty obligations. On new products, where the Company does not have historical experience of the cost to honor warranties, additions to the reserve are based on a combination of factors including the standard cost of the product and other judgments, such as the degree to which the product incorporates new technology. As warranty costs are incurred, the reserve is reduced.

OLYMPIC MEDICAL CORPORATION

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2005

Activity in the warranty reserve during the twelve months ended December 31, 2005 consisted of:

Balance - beginning of period	$89,490
Warranty accrued for the period	100,044
Repairs for the period	(89,490)

Balance - end of period	$100,044

6. Commitments and contingencies

In the normal course of business, the Company enters into obligations and commitments that require future contractual payments. The commitments result primarily from firm, noncancellable purchase orders placed with contract vendors that manufacture some of the components used in our medical devices, as well as commitments for leased office, manufacturing, and warehouse facilities.

The Company currently is, and may from time to time, become a party to various legal proceedings or claims that arise in the ordinary course of business. Management has reviewed the eminent matters and believes that the resolution of them will not have a significant adverse effect on its financial condition.

Leases - Effective January 1, 1992, the Company entered into an operating lease for office and manufacturing space in Seattle, Washington. The initial lease term was for five years with provisions for multiple five year extensions, and was extended in October 2006, through December 31, 2011. Rent expense for the year ended December 31, 2005 was $345,500. The annual lease amount increased to $372,000 with the October 2006 extension. Rent expense is straightlined over the term of the lease.

The Company sub-leases a portion of its facility in Seattle, Washington on a month-to-month basis. Lease income from the sub-lease for the year ended December 31, 2005 was approximately $82,383 and is recorded as Other Income.

Future minimum lease payments are as follows:

	Lease	Sub-Lease
2006	$345,000	$(82,383)
2007	372,000
2008	372,000
2009	372,000
2010	372,000
Thereafter	372,000	—

Totals	$2,205,000	$(82,383)

Purchase Commitments - The Company had various purchase commitments for inventory totaling approximately $152,132 at December 31, 2005.

OLYMPIC MEDICAL CORPORATION

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2005

7. Stockholders’ Equity

Common Stock - The Company has 50,000 shares of common stock authorized and 25,000 shares issued and outstanding at a par value of $1.00 per share. On December 31, 2005, the Company distributed $150,000 to its stockholders.

8. Other income expense, net

Other income (expense), net for the twelve months ended December 31, 2005 consisted of

Interest income	$34,313
Interest expense	(235)
Other income, net	92,979

Total other income (expense), net	$127,057

9. Employee Benefit Plan

The Company has a profit sharing plan under which eligible employees are allocated a percentage of the discretionary Company contribution to the plan for the year. Employees cannot contribute into this plan and are eligible for the discretionary contribution after the completion of one year of service with the Company. The allocated percentage of the discretionary contribution awarded to the eligible employees is based on the ratio of the employee’s gross wages to the total gross wages of the Company. The Company funds the discretionary contribution over the nine months following the plan year. The Company’s discretionary contribution was $467,800 in 2005. These amounts were allocated as expense to various departments, based on each employee’s departmental classification. Employees vest in the contributions over a six year period as follows:

Years of Service	Vested Percentage
0 to 1	0
2	20%
3	40%
4	60%
5	80%
6	100%

If employees terminate their employment before they are fully vested (6 years), they are eligible for only their total employer contribution times their vested percentage, which is based on their number of years of service as seen in the table above. In the event that employees terminate their employment before they are fully vested, their non- vested portion is distributed to the remaining employees in the pool.

10. Subsequent Event

On October 16, 2006 all of the outstanding stock of the Company was acquired by Natus Medical, Incorporated for $19.5 million.